American Mutual Fund
April 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$258,576
Class B	$35
Class C	$8,306
Class T	$-
Class F-1	$15,010
Class F-2	$42,608
Class F-3	$96
Total	$324,631
Class 529-A	$8,302
Class 529-B	$3
Class 529-C	$1,238
Class 529-E	$354
Class 529-T	$-
Class 529-F-1	$728
Class R-1	$459
Class R-2	$1,745
Class R-2E	$68
Class R-3	$5,749
Class R-4	$7,119
Class R-5	$3,689
Class R-5E	$-
Class R-6	$97,608
Total	$127,062
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.4050
Class B	$0.1084
Class C	$0.2571
Class T	$-
Class F-1	$0.3895
Class F-2	$0.4389
Class F-3	$0.2190
Class 529-A	$0.3907
Class 529-B	$0.0808
Class 529-C	$0.2483
Class 529-E	$0.3465
Class 529-T	$-
Class 529-F-1	$0.4322
Class R-1	$0.2476
Class R-2	$0.2551
Class R-2E	$0.3163
Class R-3	$0.3380
Class R-4	$0.3943
Class R-5E	$0.4236
Class R-5	$0.4509
Class R-6	$0.4594
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	644,564
Class B*	-
Class C	32,220
Class T*	-
Class F-1	38,010
Class F-2	106,417
Class F-3	3,692
Total	824,903
Class 529-A	21,870
Class 529-B*	-
Class 529-C	5,061
Class 529-E	1,046
Class 529-T*	-
Class 529-F-1	1,715
Class R-1	1,855
Class R-2	6,682
Class R-2E	240
Class R-3	17,053
Class R-4	17,770
Class R-5	8,174
Class R-5E	1
Class R-6	230,708
Total	312,175
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$38.43
Class B	$38.35
Class C	$37.89
Class T	$38.43
Class F-1	$38.26
Class F-2	$38.42
Class F-3	$38.42
Class 529-A	$38.34
Class 529-B	$38.54
Class 529-C	$38.12
Class 529-E	$38.19
Class 529-T	$38.43
Class 529-F-1	$38.40
Class R-1	$38.03
Class R-2	$37.99
Class R-2E	$38.30
Class R-3	$38.14
Class R-4	$38.30
Class R-5E	$38.41
Class R-5	$38.43
Class R-6	$38.44
* Amount less than one thousand